SIMON TRANSPORTATION SERVICES INC.
            SCHEDULE OF COMPUTATION OF NET EARNINGS (LOSS) PER SHARE
                                   (Unaudited)



                                                               For the Three Months Ended             For the Six Months Ended
                                                            ------------------------------------------------------------------------
Basic and Diluted:                                          March 31, 1999     March 31, 1998     March 31, 1999      March 31, 1998
                                                            --------------     --------------     --------------      --------------

Common shares outstanding beginning of period:                   6,109,834          6,285,784          6,180,334           6,283,674

Common share equivalents:

         Employee stock options outstanding:
                  Basic                                                 --                 --                 --                  --
                  Diluted                                               --                 --                 --             152,139

         Employee stock options exercised:
                  Basic                                                 --                418                 --               1,627
                  Diluted                                               --                418                 --               1,627

         Common shares repurchased:
                  Basic                                                 --                 --            (56,500)                 --
                  Diluted                                               --                 --            (56,500)                 --
                                                          --------------------------------------------------------------------------

         Number of common shares and common
             share equivalents outstanding:
                  Basic                                          6,109,834          6,286,202          6,123,834           6,285,301
                                                          ==========================================================================
                  Diluted                                        6,109,834          6,286,202          6,123,834           6,437,440
                                                          ==========================================================================

Net earnings (loss)                                       $     (1,926,411)    $   (1,577,101)    $   (1,881,272)     $      286,844

         Net earnings (loss) per common share
               and common share equivalent:
                  Basic                                   $          (0.32)    $        (0.25)    $        (0.31)     $         0.05
                                                          ==========================================================================
                  Diluted                                 $          (0.32)    $        (0.25)    $        (0.31)     $         0.04
                                                          ==========================================================================

